Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Kearny Financial Corp.

Fairfield, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated September 5, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Kearny Financial Corp., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

February 4, 2015